                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant | |

Filed by a Party other than the Registrant |X|

Check the appropriate box:

         | |  Preliminary Proxy Statement

         | |  Confidential, for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))

         | |  Definitive Proxy Statement

         | |  Definitive Additional Materials

         |X|  Soliciting Material Under Rule 14a-12

                           TRI-CONTINENTAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                                ARTHUR D. LIPSON
                     WESTERN INVESTMENT HEDGED PARTNERS L.P.
                             WESTERN INVESTMENT LLC
                    WESTERN INVESTMENT ACTIVISM PARTNERS LLC
                WESTERN INVESTMENT TOTAL RETURN MASTER FUND LTD.
                  BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
                         BENCHMARK PLUS PARTNERS, L.L.C.
                        BENCHMARK PLUS MANAGEMENT, L.L.C.
                          PARADIGM PARTNERS, N.W., INC.
                                 SCOTT FRANZBLAU
                                 ROBERT FERGUSON
                                 MICHAEL DUNMIRE
                                   PAUL DEROSA
                                 ELYSE NAKAJIMA
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         |X|  No fee required.

         | |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying  value of transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

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         | |  Fee paid previously with preliminary materials:

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         | |  Check box if any part of the fee is offset as provided by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid

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         (2)  Form, Schedule or Registration Statement No:

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         (3)  Filing Party:

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         (4)  Date Filed:

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                                EXPLANATORY NOTE

         Arthur D. Lipson together with other Participants  ("Lipson") is filing materials  contained  in this  Schedule  14A with the  Securities  and  Exchange
Commission in connection with the next scheduled  annual meeting of stockholders of Tri-Continental Corporation (the "Company") (the "annual meeting") to solicit votes in support of the  election of Lipson's  slate of  director  nominees  and stockholder  proposal.  Lipson urges  stockholders to read his definitive  proxy statement when it becomes available as it will contain important information.

         ITEM 1.

Lipson Makes 3rd Attempt To Get Tri-Continental Board Seats

By Ed Welsch
Of DOW JONES NEWSWIRES

      WASHINGTON (Dow Jones)--Hedge fund manager Arthur Lipson announced Friday his third attempt to get himself and his colleagues onto the board of
Tri-Continental Corp. (TY), despite coming up short on votes in last month's election.

      Lipson nominated himself, Paul DeRosa and Robert Ferguson for election to the company's nine-member board at its next annual meeting, according to an amended Schedule 13D filed with the Securities and Exchange Commission. The meeting is expected to be held in May 2007.

      Lipson also put forward a proposal to prohibit Tri-Continental from being managed by any firm that is under investigation by the Securities and Exchange
Commission or the attorney general of any state.

      His proposal targets Tri-Continental's manager, J. & W. Seligman & Co., which is under investigation by the SEC and New York Attorney General Eliot
Spitzer for market timing at its funds.

      In an interview with Dow Jones Newswires, Lipson said on Friday he believes that Spitzer's formal complaint, filed Sept. 26 against Seligman, will help tip shareholder support in his favor this time around.

      Spitzer's complaint came two days before Tri-Continental's special meeting
Sept. 28. Lipson had emphasized Spitzer's and the Securities and Exchange
Commission's investigations of Seligman in his letters to shareholders, but "the company could say no legal action was brought against them," Lipson said.

      By the time Spitzer filed a formal legal action, "everybody already voted," Lipson said.

      Tri-Continental hasn't released the vote totals for the September election, but Lipson said the split was closer than his first attempt in May, when Tri-Continental's slate received nearly twice as many votes as Lipson's.

      A Tri-Continental spokesman couldn't be immediately reached for comment.

      Lipson and his hedge fund, Western Investment LLC, beneficially owns about
10 million shares, or about 9.5% of Tri-Continental's common stock.

      Spitzer's investigation into market timing three years ago found that the practice of rapid trading in and out of mutual funds was widespread in the mutual fund industry. The strategy by hedge funds and other short-term traders was to buy shares in mutual funds after their price was set at market close, and profit by trading the next morning on inefficiencies that developed overnight.

      Spitzer and the SEC argue that the practice scalps percentage points off the yearly returns of long-term investors.

      Seligman voluntarily paid $2 million in restitution and reduced its fees by about $4 million after it admitted instances of market timing at some of its mutual funds, but Spitzer argues the practice cheated Seligman's investors out of $80 million.

      Lipson has said that market timing in Seligman's other funds has "tainted"
Seligman's ability to manage Tri-Continental. Market timing cannot occur at
Tri-Continental because shares in closed-end funds trade on exchanges all day, as a stock does.

The  website  HTTP://WWW.FIXMYFUND.COM  may be  updated to include a link to the above release.

Arthur D. Lipson ("Lipson"),  together with
the other Participants (as defined below), intends to make a filing with the SEC of a proxy statement (the "Proxy  Statement") and accompanying proxy cards to be used,  among other  things,  to solicit  votes in support of the election of the
Participants'  slate of director  nominees  and  proposal at the next  scheduled annual meeting (the "annual meeting") of the Company.

Lipson advises all stockholders of  Tri-Continental  Corporation (the "Company")
to read the Proxy  Statement  and other proxy  materials  relating to the annual meeting as they become  available  because they contain  important  information.
Such proxy  materials  will be  available  at no charge on the SEC's web site at
http://www.sec.gov.  In addition,  the  Participants  in the  solicitation  will provide copies of the proxy materials  (including the Proxy Statement once it is filed), without charge, upon request.  Requests for copies should be directed to the Participants' proxy solicitor,  Innisfree M&A Incorporated, at its toll-free number: (877) 456-3510 or by e-mail at: mbrinn@innisfreema.com.

The  Participants  in the  proxy  solicitation  are  Western  Investment  Hedged
Partners,  L.P.,  Western Investment LLC, Lipson,  Western  Investment  Activism
Partners LLC, Western  Investment Total Return Master Fund Ltd.,  Benchmark Plus
Institutional Partners,  L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus
Management,  L.L.C.,  Paradigm  Partners,  N.W., Inc.,  Scott Franzblau,  Robert
Ferguson,  Michael Dunmire, Paul DeRosa and Elyse Nakajima (the "Participants").
Information regarding the Participants and their direct or indirect interests is available in the Schedule 13D jointly  filed with the SEC on January 6, 2006, as subsequently  amended on January 10, 2006, February 15, 2006, March 3, 2006, May
12, 2006, and July 12, 2006, October 20, 2006, and the Proxy Statement.